                                                                   EXHIBIT 10.8

                          LOCK-UP AND VOTING AGREEMENT

         This Lock-up and Voting Agreement, dated as of March 23, 2002 (this "Agreement"), is entered into by and among Mobility Electronics, Inc., a Delaware corporation ("Parent"), iGo Corporation, a Delaware corporation (the "Company"), and those stockholders of the Company whose signatures appear on the signature pages hereof (each a "Company Stockholder" and collectively the "Company Stockholders"). All capitalized terms used herein without definition having the respective meanings ascribed to them in the Merger Agreement (as defined below).

                                   WITNESSETH:

         WHEREAS, contemporaneous with the execution and delivery of this Agreement, Parent, IGOC Corporation, a Delaware corporation ("Sub"), and the Company have entered into an Agreement and Plan of Merger, of even date herewith (the "Merger Agreement"); and

         WHEREAS, as a condition and inducement to Parent and Sub entering into the Merger Agreement and incurring the obligations set forth therein, the Company Stockholders have agreed to vote and to cause to be voted all shares of Company Common Stock now owned or hereafter acquired by them, for and in favor of the merger of the Company with and into Sub contemplated by the Merger Agreement (the "Merger"), and have agreed to the other terms and provisions contained herein;

         NOW, THEREFORE, in consideration of the premises and the respective covenants and agreements set forth herein and in the Merger Agreement, the parties hereto, intending to be legally bound hereby, agree as follows:

         1. Definitions. Each term used herein with its initial letter capitalized and not otherwise defined shall have the meaning assigned to such term in the Merger Agreement. The following terms shall have the respective meanings set forth below:

         (a) "Disposition" shall mean any sale, exchange, assignment, gift, pledge, mortgage, hypothecation, transfer or other disposition or encumbrance of all or any part of the rights and incidents of ownership of Company Common Stock, including the right to vote, and the right to possession of Company Common Stock as collateral for indebtedness, whether such transfer is outright or conditional, or for or without consideration.

         (b) "Term" shall mean the period commencing on the date hereof and continuing until the first to occur of (i) the Effective Time of the Merger, or
(c) the termination of the Merger Agreement in accordance with its terms.

         2. Voting of Company Common Stock. Each of the Company Stockholders hereby agrees that, during the Term, at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of the holders of Company Common Stock, however called, or in connection with any written consent of the holders of Company Common Stock, such Company Stockholder will appear at the meeting or otherwise cause the shares of Company

Common Stock now owned or hereafter acquired by such Company Stockholder (the "Company Shares") to be counted as present thereat for purposes of establishing a quorum and vote or consent (or cause to be voted or consented) the Company Shares (a) in favor of the adoption of the Merger Agreement and the approval of all other actions contemplated by the Merger Agreement and this Agreement and any actions required in furtherance thereof and hereof, (b) against any action or agreement that would result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement, and (c) against any action involving the Company or its subsidiaries which is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, or materially adversely affect the transactions contemplated by the Merger Agreement.

         3. Restriction on Disposition of Company Common Stock. Each of the Company Stockholders hereby agrees that, during the Term, such Company Stockholder will not make, offer to make, agree to make, or suffer any Disposition of his, her or its Company Shares or any interest therein. The restrictions contained in this Section 3 shall not apply to (a) a Disposition under a Company Stockholder's will or pursuant to the laws of descent and distribution, or (b) a gift by a Company Stockholder to an immediate family member (i.e., a spouse, child, parent, grandparent or sibling) or a family trust for the benefit of immediate family member(s), so long as, in each case, the transferee(s) deliver to Parent and Sub an executed written instrument agreeing to be bound by the terms of this Agreement as if such transferee(s) were the Company Stockholder.

         4. Restriction Proxies and Non-Interference. Each of the Company Stockholders hereby agrees that, during the Term, such Company Stockholder will not (i) grant any proxies or powers or attorney that would permit any such proxy or attorney-in-fact to take any action inconsistent herewith, (ii) deposit his, her or its Company Shares into a voting trust or enter into a voting agreement with respect to such Company Shares in either case providing for the voting or consenting of such shares in a manner inconsistent herewith; or (iii) take any action that would make any representation or warranty of such Company Stockholder contained herein untrue or incorrect or would result in a breach by such Company Stockholder of its obligations under this Agreement. Each Company Stockholder further agrees not to enter into any agreement or understanding with any Person, the effect of which would be inconsistent with or violative of any provision contained in this Agreement.

         5. Covenants. Representations and Warranties of Company Stockholders. Each Company Stockholder (severally, and not jointly and severally) hereby represents and warrants to, and agrees with, Parent and Sub as follows:

                  (a) Ownership of Shares. Such Company Stockholder is the sole record and beneficial owner of that number of shares of Company Common Stock set forth next to such Company Stockholder's name on Schedule I attached hereto (other than to the extent that (i) shares held by an entity may be deemed to be beneficially owned by certain persons in control of such entity and (ii) all or a portion of such Company Stockholder's shares may be held by a broker in street name). On the date hereof, such Company Shares constitute all of the shares of Company Common Stock owned of record or beneficially owned by such Company Stockholder. Such Company Stockholder has sole voting power and sole power to issue instructions with respect to the matters set forth in this Agreement, sole power of disposition, and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of such Company Shares, with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement.

                  (b) Authorization. Such Company Stockholder (that is not a natural person) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the power and authority (corporate or otherwise) and full legal right to execute and deliver this Agreement and perform its obligations hereunder. Such Company Stockholder (that is a natural person) has the requisite legal capacity and competency, and the full legal right to execute and deliver this Agreement and perform his or her obligations hereunder. This Agreement has been duly and validly executed and delivered by such Company Stockholder and constitutes a valid and binding agreement enforceable against such Company Stockholder in accordance with its terms except (i) as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights, and (ii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefore may be brought.

                  (c) No Conflicts. Except for filings, authorizations, consents and approvals as may be required under the Securities Act and the Exchange Act,
(i) no filing with, and no permit, authorization, consent or approval of, any state or federal governmental authority, or any other Person, is necessary for the execution of this Agreement by such Company Stockholder and the consummation by such Company Stockholder of the transactions contemplated hereby, and (ii) none of the execution and delivery of this Agreement by such Company Stockholder, the consummation by such Company Stockholder of the transactions contemplated hereby or compliance by such Company Stockholder with any of the provisions hereof will (A) conflict with or result in any breach of the organizational documents of such Company Stockholder (that is not a natural person), (B) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which such Company Stockholder is a party or by which such Company Stockholder or any of its properties or assets may be bound, or (C) violate any order, writ, injunction, decree, judgment, statute, role or regulation applicable to such Company Stockholder or any of his or its properties or assets.

                  (d) No Encumbrances. Such Company Stockholder owns his, her or its Company Shares free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, or any other encumbrances whatsoever, except for (i) any such matters arising hereunder and (ii) bona fide pledges of such shares as security for obligations owed to the Company; provided, however, in the event that the Company acquires any interest in all or any of such shares, including, without limitation, legal or beneficial ownership thereof or any voting rights with respect thereto, whether through foreclosure or otherwise, the Company hereby agrees to be bound by the terms of this Agreement with respect to such shares as if it were the Company Stockholder.

                  (e) Reliance by Parent and Sub. Such Company Stockholder understands and acknowledges that Parent and Sub are entering into the Merger Agreement in reliance upon such Company Stockholder's execution and delivery of, and compliance with, this Agreement.

                  (f) Stockholder Capacity. Such Company Stockholder who is or becomes during the Term a director of the Company makes any agreement or understanding herein in his or her capacity as a stockholder of the Company and not as a director.

         6. Termination. This Agreement will terminate upon the earlier of (a) the Effective Time of the Merger, or (b) the termination of the Merger Agreement in accordance with its terms.

         7. Miscellaneous.

                  (a) Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

                  (b) Certain Events. Each Company Stockholder agrees that this Agreement and the obligations hereunder shall attach to his, her or its Company Shares and shall be binding upon any Person to which legal or beneficial ownership of such Company Shares shall pass, whether by operation of law or otherwise, including, without limitation, such Stockholder's heirs, guardians, administrators or successors. Notwithstanding any such transfer of Company Shares, the transferor shall remain liable for the performance of all obligations under this Agreement of the transferor.

                  (c) Change in Company Common Stock. In the event of a stock dividend or distribution, or any change in the Company Common Stock by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or the like, the term "Company Shares" shall be deemed to refer to and include the Company Shares as well as all such stock dividends and distributions and any shares into which or for which any or all of the Company Shares may be changed or exchanged.

                  (d) Acquisition of Additional Company Shares. Each Company Stockholder agrees to promptly notify Parent of the number of shares of Company Common Stock acquired by such Company Stockholder, if any, after the date of this Agreement.

                  (e) Waiver of Appraisal Rights. Each Company Stockholder hereby waives, releases and discharges any rights of appraisal or rights to dissent from the Merger that such Company Stockholder may have.

                  (f) Assignments; Rights of Assignees; Third Party Beneficiaries. This Agreement shall not be assignable by any Company Stockholder without the prior written consent of Parent and Sub. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and permitted assigns. Nothing expressed or referred to in this Agreement is intended or shall be construed to give any Person other than the parties to this

Agreement or their respective heirs, executors, administrators, legal representatives, successors or permitted assigns any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

                  (g) Specific Performance. The parties hereto acknowledge that money damages are an inadequate remedy for breach of this Agreement because of the difficulty of ascertaining the amount of damage that will be suffered by the non-breaching party or parties in the event that this Agreement is breached. Therefore, each of the parties agrees that the non-breaching party or parties may obtain specific performance of this Agreement and injunctive and other equitable relief against any breach hereof, without the necessity of establishing irreparable harm or posting any bond, in addition to any other remedy to which such party may be entitled at law or in equity.

                  (h) Waiver. No waiver of any provision of this Agreement shall be effective unless it is in writing signed by the party granting the waiver, and a waiver by any party hereto of any one or more defaults shall not operate as a waiver of any future default or defaults, whether of a like or of a different character. No waiver of any of the provisions of this Agreement shall constitute a waiver of any other provisions (whether or not similar), nor shall such a waiver constitute a continuing waiver, unless otherwise expressly provided.

                  (i) Section Headings. Headings contained in this Agreement are inserted only as a matter of convenience and in no way define, limit, or extend the scope or intent of this Agreement or any provisions thereof.

                  (j) Choice of Law. This Agreement will be governed by and construed and enforced in accordance with the laws of the State of Delaware (without regard to the principles of conflicts of law) applicable to a contract executed and to be performed in such State. Each party hereto (i) agrees to submit to personal jurisdiction and to waive any objection as to venue in the state or federal courts located in Maricopa County, Arizona, (ii) agrees that any action or proceeding shall be brought exclusively in such courts, unless subject matter jurisdiction or personal jurisdiction cannot be obtained, and
(iii) agrees that service of process on any party in any such action shall be effective if made by registered or certified mail addressed to such party at the address specified herein, or to any panics hereto at such other addresses as he, she or it may from time to time specify to the other parties in writing for such purpose. The exclusive choice of forum set forth in this paragraph shall not be deemed to preclude the enforcement of any judgment obtained in such forum or the taking of any action under this Agreement to enforce such judgment in any appropriate jurisdiction.

                  (k) Notices. All notices, requests and other communications to any party hereunder shall be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (first class mail postage prepaid), or by overnight express courier (charges prepaid or billed to the account of the sender) to the parties at the following addresses or facsimile numbers:

               If to Parent or Sub, to:      Mobility Electronics, Inc.
                                             7955 East Redfield Road
                                             Scottsdale, Arizona 85260
                                             Fax: (480) 596-0061
                                             Attention: Charles R. Mollo

               If to any of the of Company   At his, her or its address set
               Stockholders:                 forth on Schedule I annexed hereto

or to such other address or fax number as any party may have famished to the others in writing in accordance herewith.

                  (l) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same document.

                  (m) Severability of Provisions. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall not in any way be affected, impaired or invalidated.

         8. Effectiveness. This Agreement shall become effective simultaneously with the execution and delivery of the Merger Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first set forth above.

                               MOBILITY ELECTRONICS, INC.

                               By: /s/ Charles R. Mollo
                                   --------------------------------------------
                                   Charles R. Mollo
                                   Chief Executive Officer


                               IGO CORPORATION

                               By: /s/ David E. Olson
                                   --------------------------------------------
                                   David E. Olson
                                   Acting President and Chief Executive Officer

COMPANY STOCKHOLDERS

INSTITUTIONAL VENTURE PARTNERS VIII, L.P.                /s/ Ken Hawk
By: Institutional Venture Management VIII, LLC           -----------------------------------------------
Its: General Partner                                     KEN HAWK, Individually and as
                                                         Trustee of the Kenneth W. Hawk Grantor Retained
                                                         Annuity Trust

By: /s/ Reid D. Dennis
    -----------------------------------------------
    Managing Director                                    /s/ Peter Gotcher
                                                         -----------------------------------------------
                                                         PETER GOTCHER

IVM INVESTMENT FUND VIII, LLC
By: Institutional Venture Management VIII, LLC
Its: Manager                                             /s/ Robert Darrell Boyle
                                                         -----------------------------------------------
                                                         ROBERT DARRELL BOYLE
By: /s/ Reid D. Dennis                                   Trustee UTA dated August 26, 1994
    -----------------------------------------------
    Managing Director
                                                         /s/ Lauren Reeves Boyle
                                                         -----------------------------------------------
IVM INVESTMENT FUND VIII-A, LLC                          LAUREN REEVES BOYLE
By: Institutional Venture Management VIII, LLC           Trustee UTA dated August 26, 1994
Its: Manager

                                                         /s/ Ross Bott
                                                         -----------------------------------------------
By: /s/ Reid D. Dennis                                   ROSS BOTT, PH.D.
    -----------------------------------------------
    Managing Director

IVP FOUNDERS FUND I, L.P.                                /s/ David E. Olson
By: Institutional Venture Management VI, L.P.            -----------------------------------------------
Its: General Partner                                     DAVID OLSON

                                                         /s/ Scott Shackelton
                                                         -----------------------------------------------
By: /s/ Reid D. Dennis                                   SCOTT SHACKELTON
    ----------------------------------------
    General Partner

/s/ Reid D. Dennis
--------------------------------------------
REID W. DENNIS

                                   SCHEDULE I

                                                                                  Shares of Company
                                                                                 Common Stock Owned
                                                                                     by Company
                                                                                    Stockholder
       Name and Address of Company Stockholders                                  at March ___, 2002
       ----------------------------------------                                  ------------------
       Ken Hawk                                                                           4,197,856
       Ken Hawk, Trustee of the Kenneth W. Hawk                                             182,150
       Grantor Retained Annuity Trust
            1805 Caughlin Creek Road
            Reno, NV  89509

       Institutional Venture Partners VIII, L.P.                                          3,224,340
       IVM Investment Fund VIII, LLC                                                         39,312
       IVM Investment Fund VIII-A, LLC                                                       12,258
       IVP Founders Fund I, L.P.                                                             27,240
       Reid W. Dennis                                                                       433,000
       Peter Gotcher                                                                        257,650
       Ross Bott Ph.D.                                                                       30,000*
            3000 Sand Hill Road
            Building 2, Suite 290
            Menlo Park, CA  94025

       Robert Darrell Boyle and Lauren Reeves                                               209,672
       Boyle, Trustees UTA dated August 26, 1994
            15231 Quito Road
            Saratoga, CA  95070

                                                                                -------------------
       David Olson                                                                               **
       Scott Shackelton                                                                          **
            c/o iGo Corporation
            9393 Gateway Drive
            Reno, NV  89511
                                                                                -------------------
                                                         Total:                           8,613,478

----------

*        Excludes shares subject to outstanding stock options.

**       No outstanding shares held. Holders hold only stock options.



                                      SI-1